Exhibit 21.1

IDEXX LABORATORIES, INC.
SUBSIDIARIES OF THE COMPANY

Legal Entity Name	Jurisdiction of Incorporation or Formation

342 Saco Street, LLC	Maine
Beijing IDEXX-Yuanheng Laboratories Co. Limited	China
IDEXX Animana B.V.	Netherlands
IDEXX Brasil Laboratórios Ltda.	Brazil
IDEXX Brasil Participações Ltda.	Brazil
IDEXX Diagnostic Limited	Ireland
IDEXX Diavet AG	Schwyz
IDEXX Distribution, Inc.	Massachusetts
IDEXX Europe B.V.	Netherlands
IDEXX GmbH	Germany
IDEXX Holding B.V.	Netherlands
IDEXX Holding GmbH	Germany
IDEXX Holdings, Inc.	Delaware
IDEXX Laboratories II (NZ) ULC	New Zealand
IDEXX Laboratories (Proprietary) Limited	South Africa
IDEXX Laboratories (Shanghai) Company Limited	China
IDEXX Laboratories B.V.	Netherlands
IDEXX Laboratories Canada 1, ULC	Nova Scotia
IDEXX Laboratories Canada 2, ULC	Nova Scotia
IDEXX Laboratories Canada Corporation	Canada
IDEXX Laboratories Canada LP	Ontario
IDEXX Laboratories Danmark ApS	Denmark
IDEXX Laboratories DMCC	UAE
IDEXX Laboratories Inc.	Taiwan Province of China
IDEXX Laboratories Italia S.r.l.	Italy
IDEXX Laboratories, KK	Japan
IDEXX Laboratories LLC	Russia
IDEXX Laboratories Limited	England & Wales
IDEXX Laboratories Ltd.	Korea, Republic of
IDEXX Laboratories Norge AS	Norway
IDEXX Laboratories Oy	Finland
IDEXX Laboratories Private Limited	India
IDEXX Laboratories Pty Limited	New South Wales

IDEXX Laboratories Singapore Pte. Ltd.	Singapore
IDEXX Laboratories Sp. z o.o.	Poland
IDEXX Laboratories SPRL	Belgium
IDEXX Laboratories Sverige AB	Sweden
IDEXX Laboratories, S.de R.L. de C.V.	Mexico
IDEXX Laboratories s.r.o.	Czech Republic
IDEXX Laboratorios, S.L.	Spain
IDEXX Montpellier SAS	France
IDEXX Operations, Inc.	Delaware
IDEXX Pharmaceuticals, LLC	Delaware
IDEXX Real Estate Holdings, LLC	Maine
IDEXX Reference Laboratories Ltd.	Canada
IDEXX SARL	France
IDEXX Switzerland GmbH	Bern/Berne
IDEXX Technologies GmbH	Bern/Berne
IDEXX Technologies Limited	England & Wales
IDEXX UK Acquisition Limited	England & Wales
IDEXX Vet Med Labor GmbH	Austria
In Vitro-Labor für veterinärmedizinische Diagnostik und Hygiene GmbH	Austria
Laboratoire IDEXX SARL	France
OPTI Medical Systems GmbH	Germany
OPTI Medical Systems, Inc.	Delaware
Vet Med Lab (UK) Limited	England & Wales
Vet Med Labor GmbH	Germany